As filed with the Securities and Exchange Commission on March 6, 2026.

File No. 001-42957

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

VERSIGENT LIMITED*

(Exact name of Registrant as specified in its charter)

Jersey	98-1868085
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Spitalstrasse 5, 8200 Schaffhausen, Switzerland

(Address of principal executive office)

Registrant’s telephone number, including area code:

+41 52 580 96 00

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

*	Versigent Limited will convert into a public limited company and will be renamed Versigent PLC prior to the completion of the Spin-Off (as defined in Exhibit 99.1).

VERSIGENT LIMITED

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Certain information required to be included in this Form 10 is incorporated by reference to specifically-identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1.	Business.

The information required by this item is contained under the sections of the information statement entitled “Summary,” “Risk Factors,” “Forward-Looking Statements,” “The Spin-Off,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Certain Relationships and Related Party Transactions” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.

Item 1A.	Risk Factors.

The information required by this item is contained under the sections of the information statement entitled “Summary—Summary of Risk Factors,” “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements.” Those sections are incorporated herein by reference.

Item 2.	Financial Information.

The information required by this item is contained under the sections of the information statement entitled “Summary,” “Unaudited Pro Forma Condensed Combined Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to the Financial Statements” (and the financial statements referenced therein). Those sections are incorporated herein by reference.

Item 3.	Properties.

The information required by this item is contained under the section of the information statement entitled “Business—Properties.” That section is incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the information statement entitled “Principal Shareholders.” That section is incorporated herein by reference.

Item 5.	Directors and Executive Officers.

The information required by this item is contained under the section of the information statement entitled “Management.” That section is incorporated herein by reference.

Item 6.	Executive Compensation.

The information required by this item is contained under the section of the information statement entitled “Executive and Director Compensation.” That section is incorporated herein by reference.

Item 7.	Certain Relationships and Related Party Transactions.

The information required by this item is contained under the sections of the information statement entitled “Management” and “Certain Relationships and Related Party Transactions.” Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings.

The information required by this item is contained under the sections of the information statement entitled “Business—Legal Proceedings” and Note 14, “Commitments and Contingencies” to the audited financial statements. Those sections are incorporated herein by reference.

Item 9.	Market Price of, and Dividends on, the Registrant’s Common Equity and Related Shareholder Matters.

The information required by this item is contained under the sections of the information statement entitled “Summary,” “The Spin-Off,” “Dividend Policy,” “Capitalization,” “Shares Eligible for Future Sales” and “Description of Share Capital.” Those sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities.

The information required by this item is contained under the section of the information statement entitled “Description of Share Capital.” That section is incorporated herein by reference.

Item 11.	Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the sections of the information statement entitled “The Spin-Off” and “Description of Share Capital.” Those sections are incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers.

The information required by this item is contained under the section of the information statement entitled “Description of Share Capital—Comparison of United States and Jersey Corporate Law.” That section is incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data.

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” (and the financial statements and related notes referenced therein). That section is incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

Not applicable.

Item 15.	Financial Statements and Exhibits.

(a) Financial Statements

The information required by this item is contained under the sections of the information statement entitled “Unaudited Pro Forma Condensed Combined Financial Statements” and “Index to Financial Statements” (and the financial statements and related notes referenced therein). Those sections are incorporated herein by reference.

(b) Exhibits

See below.

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1	Form of Separation and Distribution Agreement.*

3.1	Form of Memorandum and Articles of Association.*

10.1	Form of Transition Services Agreement.*

10.2	Form of Tax Matters Agreement.*

10.3	Form of Employee Matters Agreement.*

10.4	Credit Agreement, dated as of November 26, 2025, by and among Cyprium Corporation. Cyprium Holdings Luxembourg S.àrl, Cyprium Holdings Limited, the financial institutions party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.*

10.5	Form of Versigent PLC Long-Term Incentive Plan.

10.6	Form of Versigent PLC Executive Severance Plan.

10.7	Form of Versigent PLC Executive Change in Control Severance Plan.

10.8	Form of Versigent PLC Annual Incentive Plan.

10.9	Form of Officer Time-Based RSU Award pursuant to the Versigent PLC Long-Term Incentive Plan.

10.10	Form of Officer Performance-Based RSU Award pursuant to the Versigent PLC Long-Term Incentive Plan.

10.11	Form of Non-Employee Director RSU Award Agreement pursuant to the Versigent PLC Long-Term Incentive Plan.

10.12	Offer Letter for Joseph T. Liotine, dated as of April 5, 2024.

10.13	EDS Deferred Compensation Plan Adoption Agreement and Cyprium LLC Deferred Compensation Plan.

21.1	List of subsidiaries of the registrant.*

99.1	Preliminary Information Statement.

99.2	Form of Notice of Internet Availability of Information Statement Materials.

*	Previously filed.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

VERSIGENT LIMITED

By:	/s/ Katherine Ramundo
Name: Katherine H. Ramundo
Title: Director

Date: March 6, 2026